Exhibit 99.1

California Pizza Kitchen Reports Financial Results For The Fourth
Quarter And Fiscal Year Ended December 28, 2003

    LOS ANGELES--(BUSINESS WIRE)--Jan. 29, 2004--California Pizza Kitchen, Inc., (Nasdaq: CPKI) today reported revenues and earnings for the fourth quarter and fiscal year ended December 28, 2003. Highlights for the fourth quarter of 2003 relative to the same quarter last year were as follows:

    --  Total revenues up approximately 17.8% to $96.1 million

    --  Comparable restaurant sales increase of 2.8%

    -- Net income before non-cash impairment, severance and tax benefit of $0.22 per diluted share compared to net income of $0.22 per diluted share for the prior period

    -- Net income of $0.23 per diluted share compared to net income of $0.22 per diluted share for the prior period

    Highlights for fiscal 2003 compared to fiscal 2002 were as follows:

    --  Total revenues up approximately 17.5% to $359.9 million

    --  Comparable restaurant sales increase of 2.5%

    -- Net income before non-cash impairment, severance and tax benefit of $0.89 per diluted share, compared to net income before impairment and closure charges of $0.90 per diluted share

    -- Net income of $0.42 per diluted share compared to net income of $0.81 per diluted share for the prior period

    Rick Rosenfield and Larry Flax, Co-CEO's of California Pizza Kitchen stated, "The fourth quarter caps a year of transition for California Pizza Kitchen. During the past year, we identified that while our core business was strong, based on the performance of our most recent classes, our site selection process needed to be significantly altered. We've made those changes and now have a team and selection process in place that we believe will lead to new restaurant performance on a par with our pre-2002 classes." Rosenfield and Flax continued, "In addition to significant development changes, we've also invested in management infrastructure to ensure operational excellence for new and existing stores. These initiatives are aimed at improving sales performance and financial results in all underperforming locations while simultaneously raising the standard for new restaurant development."
    As a result of a significant sales decline in one of the 2003 restaurants, the Company recorded a non-cash impairment charge of $1.7 million during the fourth quarter of 2003. Non-cash impairment charges for fiscal 2003 totaled $14.7 million, or $0.77 per diluted share, compared to $2.4 million, or $0.13 per diluted share in the prior year. The non-cash impairment charge included 12 restaurants in 2003 compared to two restaurants in 2002 and was in compliance with Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment of Long-Lived Assets."
    The Company also recorded a non-cash severance charge of approximately $401,000 during the fourth quarter of 2003 related to the management transition.
    Additionally, the higher than anticipated 2003 FICA tax tip credits and non-cash charges resulted in an after tax benefit of $2.4 million or $0.12 per diluted share. This benefit was recorded in the fourth quarter and reduced the effective full year tax rate from 33.0% to 15.0%. There was no corresponding tax benefit in the prior year.
    Rosenfield and Flax concluded, "We continue to analyze our business in great detail and are committed to providing transparent disclosure to shareholders. As part of this approach, we are providing restaurant class operating data that illustrates performance. We are especially pleased with our 94 pre-2002 full service stores which represent 81.0% of our overall restaurant base. They are stronger than ever, achieving a 19.9% operating margin for the quarter and a record 20.4% operating margin for the fiscal year. In terms of the 2002 and 2003 classes, we are disappointed with sales and operating margins. However, based on what we see, further impairment charges are not likely and we are making a concerted effort to improve performance at these locations."
    Average weekly sales for the Company's full service restaurants were $54,495 for the fourth quarter of 2003, compared to $55,106 for the same quarter last year, a 1.1% decrease. For the 2003 fiscal year, average weekly sales for the Company's full service restaurants were $54,896 compared to $55,712 for the prior year, or a 1.5% decrease.
    Full year average weekly sales for the five 2002 restaurants and three 2003 restaurants impaired were $31,612 and $30,048, respectively.
    During the fourth quarter, the Company opened five new restaurants (San Jose, CA; Lyndhurst, OH; Houston, TX; Long Beach, CA and Fairfax, VA.) for a total of 22 restaurants in 2003.
    As outlined in the third quarter earnings release, management is maintaining its earnings outlook for the 2004 fiscal year of $0.95 to $1.00 per diluted share. Additionally, the Company anticipates first quarter earnings per diluted share to be in the range of $0.17 to $0.19.
    California Pizza Kitchen, Inc., founded in 1985, is a leading casual dining chain in the premium pizza segment. The Company's full service restaurants feature an imaginative line of hearth-baked pizzas, including the original BBQ Chicken Pizza, and a broad selection of distinctive pastas, salads, soups, and sandwiches. The average guest check is approximately $11.60. The chain operates, licenses or franchises 168 restaurants as of January 29, 2004, of which 139 are company-owned and 29 operate under franchise or license agreements. The Company also has a strategic alliance with Kraft Pizza Company to manufacture and distribute a line of California Pizza Kitchen premium frozen pizzas.
    California Pizza Kitchen can be found on the World Wide Web at www.cpk.com.

    This press release includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are not guarantees of future performance and, therefore, undue reliance should not be placed on them. Forward-looking statements can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Our actual results may differ materially from the expectations referred to herein. Among the key factors that may have a direct bearing on our operating results, performance and financial condition are the execution of our expansion strategy, the continued availability of qualified employees, the maintenance of reasonable food and supply costs and numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. California Pizza Kitchen undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.



     Selected Unaudited Consolidated Financial and Operating Data
   (Dollars in thousands, except for per share and operating data)

                         Quarter Ended              Year Ended
                   December 28, December 29, December 28, December 29,
                       2003         2002         2003         2002
                   ------------ ------------ ------------ ------------
Statement of Income
Revenues:
 Restaurant sales      $94,879      $80,815     $356,260     $303,427
 Franchise and
  other revenues         1,190          721        3,627        2,895
                   ------------ ------------ ------------ ------------
   Total revenues       96,069       81,536      359,887      306,322
Restaurant costs
 and expenses:
 Cost of sales          23,884       19,930       87,806       73,756
 Labor                  34,650       29,589      129,702      110,151
 Direct operating
  and occupancy         20,084       16,379       73,949       60,652
                   ------------ ------------ ------------ ------------
   Total
    restaurant
    operating
    costs               78,618       65,898      291,457      244,559
 General and
  administrative         5,755        4,345       21,488       18,161
 Depreciation and
  amortization           4,491        4,014       17,578       14,971
 Pre-opening               970        1,089        4,019        3,355
 Severance charge          401            -        1,221            -
 Loss on
  impairment of
  property and
  equipment and
  store closures         1,746            -       14,725        2,380
                   ------------ ------------ ------------ ------------
Operating income         4,088        6,190        9,399       22,896
Other income
 (expense):
 Interest income            73           90          317          368
 Equity in net
  loss of
  unconsolidated
  joint venture            (74)           -         (349)           -
                   ------------ ------------ ------------ ------------
   Total other
    income
    (expense)               (1)          90          (32)         368
                   ------------ ------------ ------------ ------------
Income before
 income tax
 benefit/(provision)     4,087        6,280        9,367       23,264
Income tax
 benefit/(provision)       329       (2,035)      (1,411)      (7,934)
                   ------------ ------------ ------------ ------------
Net income              $4,416       $4,245       $7,956      $15,330
                   ============ ============ ============ ============
Net income per
 common share:
 Basic                   $0.23        $0.23        $0.42        $0.82
 Diluted                 $0.23        $0.22        $0.42        $0.81

Shares used in
 computing net
 income per common
 share (in thousands):

 Basic                  18,931       18,699       18,867       18,585
 Diluted                19,019       19,009       19,027       18,871

Operating Data

System-wide
 restaurants open
 at end of period          168          149          168          149
Company-owned
 restaurants open
 at end of period          137          117          137          117
Average weekly
 company-owned
 full service
 restaurant sales      $54,495      $55,106      $54,896      $55,712
Comparable
 company-owned
 restaurant sales
 increase                  2.8%         4.2%         2.5%         4.3%


                        Quarter Ended              Year Ended
                  December 28, December 29, December 28, December 29,
                      2003         2002         2003         2002
                  ------------ ------------ ------------ -------------
Statement of
 Income
 Percentages (1)
Revenues:
 Restaurant sales        98.8%        99.1%        99.0%         99.1%
 Franchise and
  other revenues          1.2          0.9          1.0           0.9
                  ------------ ------------ ------------ -------------
   Total revenues       100.0        100.0        100.0         100.0
Restaurant costs
 and expenses:
 Cost of sales           25.2         24.7         24.6          24.3
 Labor                   36.5         36.6         36.4          36.3
 Direct operating
  and occupancy          21.2         20.3         20.8          20.0
                  ------------ ------------ ------------ -------------
   Total
    restaurant
    operating
    costs                82.9         81.6         81.8          80.6
 General and
  administrative          6.0          5.3          6.0           5.9
 Depreciation and
  amortization            4.7          4.9          4.9           4.9
 Pre-opening              1.0          1.3          1.1           1.1
 Severance charge         0.4            -          0.3             -
 Loss on
  impairment of
  property and
  equipment and
  store closures          1.8            -          4.1           0.8
                  ------------ ------------ ------------ -------------
Operating income          4.3          7.6          2.6           7.5

Other income
 (expense):
 Interest income          0.1          0.1          0.1           0.1
 Equity in net
  loss of
  unconsolidated
  joint venture          (0.1)           -         (0.1)            -
                  ------------ ------------ ------------ -------------
   Total other
    income
    (expense)               -          0.1            -           0.1
                  ------------ ------------ ------------ -------------
Income before
 income tax
 benefit/(provision)      4.3          7.7          2.6           7.6
Income tax
 benefit/(provision)      0.3         (2.5)        (0.4)         (2.6)
                  ------------ ------------ ------------ -------------

Net income                4.6%         5.2%         2.2%          5.0%
                  ============ ============ ============ =============


           Selected Consolidated Balance Sheet Information
                        (Dollars in thousands)

Selected Consolidated Balance Sheet          December 28, December 29,
 Information                                     2003         2002
                                             ------------ ------------

Cash and marketable securities                   $34,781      $31,261
Total assets                                     185,585      168,445
Total debt, including current portion                  -            -
Shareholders' equity                             146,115      134,121

(1) Percentages are expressed as a percentage of total revenues, except for restaurant costs and expenses, which are expressed as a percentage of restaurant sales.


                    California Pizza Kitchen, Inc.
                             Units Summary

                           Total Units at               Total Units at
Fourth quarter 2003         Sept 28, 2003 Opened Closed  Dec 28, 2003
-------------------------- -------------- ------ ------ --------------
Company owned domestic               134      5      2            137
Franchised domestic                   22      0      0             22
Franchised international               8      1      0              9
                           -------------------------------------------
Total                                164      6      2            168
                           -------------------------------------------

                           Total Units at               Total Units at
Fiscal year 2003            Dec 29, 2002  Opened Closed  Dec 28, 2003
-------------------------- -------------- ------ ------ --------------
Company owned domestic                117     22      2           137
Franchised domestic                    24      0      2            22
Franchised international                8      2      1             9
                           -------------------------------------------
Total                                 149     24      5           168
                           -------------------------------------------


                    California Pizza Kitchen, Inc.
                       Supplemental Information

                                                (,000)
                                                 Full     Full Service
                               Weekly   (,000)   Service   Restaurant
                        # of   Sales     Net    Restaurant  Cashflow
Fourth quarter 2003     Stores Average  Sales   Cashflow      %(1)
                       ------- ------- -------- ---------- -----------

Pre-2002                   94  58,341  71,818     14,278         19.9%
 Prior year                96  55,641  69,440     13,613         19.6%
 Year over year change            4.9%    3.4%       4.9%       30bps

Class of 2002              18  47,148  11,033      1,334         12.1%
 Prior year                18  51,783  10,416      1,185         11.4%
 Year over year change           -9.0%    5.9%      12.6%       70bps

Class of 2003              22  42,805  11,038        560          5.1%
 Prior year                         -       -          -            -
 Year over year change              -       -          -            -

Total full service        134  54,496  93,888     16,172         17.2%
 Prior year               114  55,106  79,856     14,798         18.5%
 Year over year change           -1.1%   17.6%       9.3%    -130 bps


                                                (,000)
                                                 Full     Full Service
                               Weekly   (,000)   Service   Restaurant
                        # of    Sales    Net    Restaurant  Cashflow
Fiscal year 2003        Stores Average  Sales   Cashflow      %(1)
                       ------- ------- -------- ---------- -----------

Pre-2002                   94  57,644  286,780     58,520        20.4%
 Prior year                96  55,798  278,541     55,930        20.1%
 Year over year change            3.3%     3.0%       4.6%      30bps

Class of 2002              18  46,696   43,707      5,053        11.6%
 Prior year                18  54,627   21,602      2,744        12.7%
 Year over year change          -14.5%   102.3%      84.2%   -110 bps

 Class of 2003             22  43,274   22,330      1,053         4.7%
 Prior year                         -        -         -           -
 Year over year change              -       -          -           -

Total full service        134  54,896  352,817     64,626        18.3%
 Prior year               114  55,712  300,143     58,674        19.5%
 Year over year change           -1.5%    17.5%      10.1%   -120 bps

(1) Cashflow percentages are expressed as a percentage of Net Sales


    The following reconciliation of net income is provided to assist the reader with understanding the financial impact of the non-cash impairment, severance and tax adjustments during the quarter and year (unaudited, in thousands, except per share data):



                      Quarter Ended               Year Ended
                  December 28, December 29,  December 28, December 29,
                     2003          2002          2003         2002
                  ------------ ------------  ------------ ------------
Net income as
 reported              $4,416       $4,245       $7,956       $15,330
Tax rate
 adjustment for
 net income as
 reported (1)          (1,678)           -       (1,680)        2,380
Severance charge          401            -        1,221             -
Loss on
 impairment of
 property and
 equipment and
 store closures         1,746            -       14,725         2,380
Tax benefit
 related to
 severance and
 impairment
 charges (2)             (709)           -       (5,262)         (809)
                  ------------ ------------- ------------ ------------
Net income,
 excluding
 severance,
 impairment and
 tax benefit           $4,176       $4,245      $16,960       $16,901
                  ============ ============= ============ ============

Basic net income per
 common share:
Net income              $0.23        $0.23        $0.42         $0.82
Tax rate adjustment
 for net income as
 reported (1)           (0.09)                    (0.09)
Severance charge         0.02            -         0.07             -
Loss on impairment
 of property and
 equipment and
 store closures          0.09            -         0.78          0.13
Tax benefit (2)         (0.03)           -        (0.28)        (0.04)
                  ------------ ------------- ------------ ------------
Basic net income,
 excluding
 severance,
 impairment and
 tax benefit per
 common share           $0.22        $0.23        $0.90         $0.91
                  ============ ============= ============ ============

Diluted net income
 per common share:
Net income              $0.23        $0.22        $0.42         $0.81
Tax rate adjustment
 for net income as
 reported (1)           (0.09)                    (0.09)
Severance charge         0.02            -         0.06             -
Loss on impairment
 of property and
 equipment and
 store closures          0.09            -         0.77          0.13
Tax benefit (2)         (0.03)           -        (0.27)        (0.04)
                  ------------ ------------- ------------ ------------
Diluted net income,
 excluding
 severance,
 impairment and
 tax benefit per
 common share           $0.22        $0.22        $0.89         $0.90
                  ============ ============= ============ ============

(1) Represents the effect of a normalized 33.0% tax rate on net income as reported

(2) Represents the effect of a 33.0% normalized rate for severance and impairment charges

    CONTACT: California Pizza Kitchen, Inc.
             310-342-5000
             Media: Sarah Goldsmith
             Investors: Sue Collyns